UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2017

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Center Drive, Suite 1020, Los Angeles, California 90045

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

Global Eagle Entertainment Inc. (“we” or the “Company”) entered into an extension letter dated as of October 6, 2017 (the “October 2017 Extension”) among the Company and the lenders party thereto (such lenders consenting to the October 2017 Extension, the “Consenting Lenders”), relating to (i) the Credit Agreement, dated as of January 6, 2017 (the “Credit Agreement”), among the Company, the guarantors party thereto from time to time, the lenders party thereto from time to time (each, a “Lender” and collectively, the “Lenders”) and Citibank, N.A., as Administrative Agent, L/C issuer and swing line lender, (ii) the First Amendment and Limited Waiver to Credit Agreement (the “May 2017 Amendment”), dated as of May 4, 2017, (iii) the Amendment to First Amendment and Limited Waiver to Credit Agreement and Second Amendment to Credit Agreement (the “June 2017 Amendment”), dated as of June 29, 2017, (iv) the Second Amendment to Limited Waiver (the “September 2017 Extension”), dated as of September 13, 2017, and (v) the Third Amendment to Limited Waiver to Credit Agreement and Third Amendment to Credit Agreement (the “October 2017 Amendment”), dated as of October 2, 2017. The Credit Agreement, as amended or supplemented by the May 2017 Amendment, the June 2017 Amendment, the September 2017 Extension, the October 2017 Amendment and the October 2017 Extension, is referred to herein as the “Amended Credit Agreement.”

The Amended Credit Agreement previously required that the Company issue an earnings release for the fiscal quarter and fiscal year ended December 31, 2016 by October 6, 2017. Under the October 2017 Extension, the Company will now have until the date that it files its 2016 Annual Report on Form 10-K to issue the earnings release.

We qualify the foregoing summary of the October 2017 Extension by reference to the full text thereof, a copy of which we have filed as Exhibit 10.1 hereto and incorporate by reference herein.

Item 2.02 Results of Operations and Financial Condition.

Under the October 2017 Amendment (previously described in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 3, 2017), the Company agreed to furnish the following selected financial information on a Current Report on Form 8-K on or prior to October 12, 2017:

•	The Company expects its first quarter 2017 revenue to be between $151 and $156 million and its second quarter 2017 revenue to be between $154 and $159 million.

•	The Company expects its first quarter 2017 Adjusted EBITDA(+,*) to be between $14 and $19 million and its second quarter 2017 Adjusted EBITDA to be between $15 and $20 million.

•	The Company expects its consolidated cash balance as of December 31, 2017 to be at or above $50 million. Significant additional uses of cash since our prior year-end cash-balance forecast include greater than previously anticipated auditor and professional fees for accounting services for the 2016 audit and—to a lesser extent—one-time lender fees and various commercial uses.

+ With respect to the first and second quarter 2017 Adjusted EBITDA estimates in this Current Report on Form 8-K, a quantitative reconciliation to their most directly comparable GAAP financial measure is not available without unreasonable efforts due to current uncertainty with respect to the Company’s income tax and goodwill impairment analyses (and any related adjustments) in those periods that are excluded from Adjusted EBITDA. We believe that these items may have a significant impact on our final GAAP financial results for these periods. See also “About Non-GAAP Financial Measure” below.

In addition, based on management’s current internal forecast for 2017, the Company expects to remain in compliance with the consolidated first-lien net leverage ratio contained in the Amended Credit Agreement.

Our estimated first and second quarter 2017 revenue and estimated Adjusted EBITDA performance above is preliminary and unaudited. The estimates are subject to the completion and finalization of quarter-end and 2016 year-end financial and accounting procedures, and reflect management’s estimates based solely upon information available to management as of the date of this Current Report on Form 8-K. Further, our estimated Adjusted EBITDA performance above should not be viewed as a substitute for quarterly financial statements prepared in accordance with generally accepted accounting principles in the United States of America.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

* About Non-GAAP Financial Measure

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles, or GAAP, we present Adjusted EBITDA, which is a non-GAAP financial measure, as a measure of our performance. The presentation of Adjusted EBITDA is not intended to be considered in isolation from, or as a substitute for, or superior to, net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity.

Adjusted EBITDA is one of the primary measures used by our management and Board of Directors to understand and evaluate our financial performance and operating trends, including period-to-period comparisons, to prepare and approve our annual budget and to develop short- and long-term operational plans. Additionally, Adjusted EBITDA is one of the primary measures used by the Compensation Committee of our Board of Directors to establish the funding targets for (and subsequent funding of) our Annual Incentive Plan bonuses for our employees and executives. We believe our presentation of Adjusted EBITDA is useful to investors both because it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making and because our management frequently uses it in discussions with investors, commercial bankers, securities analysts and other users of our financial statements.

We define Adjusted EBITDA as net income (loss) before (a) income tax expense (benefit), (b) interest income (expense), (c) change in fair value of financial instruments, (d) other (income) expense, including primarily, when applicable, (gains) losses from investments, loss on disposal and impairment of fixed assets and foreign-currency transactions (gains) losses, (e) goodwill impairment expense, (f) depreciation and amortization (including relating to equity-method investments), (g) stock-based compensation, (h) acquisition, integration and realignment expenses, including acquisition-related expenses and transaction costs and legal, accounting and other professional fees attributable to acquisition and corporate realignment activities, (i) extraordinary professional accounting fees relating to our 2016 and 2017 audits, (j) operation realignment set-up fees, (k) employee severance and termination benefits as well as employee retention and relocation costs, (l) settlement fees and expenses (and related third-party professional fees) and loss-contingency reserves for actual or threatened litigation pertaining to liabilities (that existed prior to their acquisition date) at companies or businesses that we acquired through our M&A activities, (m) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs and (n) restructuring expenses pursuant to our integration plan announced on September 23, 2014. Management does not consider these items to be indicative of our core operating results.

Item 7.01 Regulation FD Disclosure.

Under the Amended Credit Agreement, the Company has agreed to furnish or file the following cash and revolving credit facility outstanding balance amounts.

As of October 12, 2017:

•	The Company’s consolidated cash balance was approximately $38 million, of which approximately $21 million was held by its non-U.S. subsidiaries.

•	The outstanding principal balance under the Company’s revolving credit facility was $78 million.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Note Concerning Forward-Looking Statements

We make “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including with respect to our estimated first and second quarter 2017 revenue and Adjusted EBITDA performance, our expected 2017 year-end consolidated cash balance forecast and our expectations regarding our credit-agreement financial-covenant compliance. These forward-looking statements are based on information available to us as of the date of this Current Report on Form 8-K and on our current expectations, forecasts and assumptions, and involve substantial risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. A detailed discussion of risks and uncertainties related to our business is included in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

We incorporate by reference herein the Exhibit Index following the signature page to this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Extension Letter, dated as of October 6, 2017, among Global Eagle Entertainment Inc. and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EAGLE ENTERTAINMENT INC.

	By:	/s/ Paul Rainey
Name: Paul Rainey
Title: Chief Financial Officer
Dated: October 12, 2017